Registration No. 333-25991

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COAST DENTAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	59-3136131 (I.R.S. Employer Identification No.)

2502 North Rocky Point Drive, Suite 1000
Tampa, FL 33607
(Address of Principal Executive Offices) (Zip Code)

Coast Dental Services, Inc. Stock Option Plan
(Full Title of the Plan)

Timothy G. Merrick
2502 North Rocky Point Drive, Suite 1000
Tampa, Florida 33607
(Name and Address of Agent For Service)

(813) 288-1999
(Telephone Number, Including Area Code, of Agent For Service)

     Coast Dental Services, Inc. (the “Registrant”) registered 450,000 shares of common stock on a Registration Statement on Form S-8 (file number 333-25991) under the Securities Act of 1933 filed on April 28, 1997 and amended on July 31, 1997 (the “S-8 Registration Statement”), to be issued pursuant to the Coast Dental Services, Inc. Stock Option Plan (the “Plan”). The independent members of Registrant’s Board of Directors recently approved plans to terminate the registration of the Registrant’s shares of common stock under the Securities Exchange Act of 1934 including the termination of registration of the unissued and unsold shares of common stock of the Plan registered pursuant to the Registration Statement. Accordingly, the Registrant is filing this post-effective amendment to remove from registration each of the 394,000 shares of common stock that were registered under the S-8 Registration Statement but remain unissued and unsold as of the date hereof.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on this 7th day of April, 2004.

COAST DENTAL SERVICES, INC.
By:	/s/ Timothy G. Merrick
Timothy G. Merrick
Vice President – Finance and Secretary (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Terek Diasti Terek Diasti	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	April 7, 2004

/s/ Adam Diasti, D.D.S. Adam Diasti, D.D.S	President and Director	April 7, 2004

/s/ Donald R. Millard Donald R. Millard	Director	April 7, 2004

/s/ Peter M. Sontag Peter M. Sontag	Director	April 7, 2004

/s/ Richard T. Welch Richard T. Welch	Director	April 7, 2004

/s/ W. Wayne Woody W. Wayne Woody	Director	April 7, 2004

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